Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Talis Biomedical Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c); and Rule 457(h)	190,115	$7.44	$1,414,455.60	0.00011020	$155.87

(1)

This registration statement on Form S-8 (the “Registration Statement”) covers (i) 190,115 shares of common stock of Talis Biomedical Corporation (the “Registrant”) issuable pursuant to the Registrant’s 2021 Equity Incentive Plan and the Registrant’s 2021 Employee Stock Purchase Plan (collectively, the “Plans”), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares of common stock that may become issuable under the terms of the Plans by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of common stock registered under this Registration Statement all shares of common stock are combined by a reverse share split into a lesser number of shares of common stock, the number of undistributed shares of common stock covered by this Registration Statement shall be proportionately reduced.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average of the high ($7.52) and low ($7.36) prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on August 4, 2023, which date is within five business days prior to filing this Registration Statement.